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                                                                    EXHIBIT 99.1



                                   FORM OF PROXY
                                       FRONT


                           ABRAXAS PETROLEUM CORPORATION
                             500 North Loop 1604 East
                                      Suite 100
                             San Antonio, Texas  78232


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                        ANNUAL MEETING ON _____ ___, 2001


         The undersigned stockholder of Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), hereby appoints Robert L. G. Watson, Chris
E. Williford and Robert W. Carington, Jr., and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Company's common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on _______ ___, 2001, and any adjournment thereof, with all powers which the undersigned would possess if personally present.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for 2001 Annual Meeting of Stockholders of Abraxas included with the Company's Offer to Purchase/Take-Over Bid Circular/Proxy Statement/Prospectus dated __________ __, 2001.





                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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                                         BACK

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE APPROVAL OF PROPOSALS 1, 3, 4 AND 5.

1. PROPOSAL TO APPROVE THE OFFER AND ISSUANCE OF SHARES IN CONNECTION WITH THE OFFER AND ANY COMPULSORY ACQUISITION TRANSACTION AND SUBSEQUENT ACQUISITION TRANSACTION

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

2.    ELECTION OF DIRECTORS

                  FOR the nominees listed below      WITHHOLD AUTHORITY
                                                     to vote for the nominees
       Robert L.G. Watson       [ ]                  listed below            [ ]
       James C. Phelps

                                                     -------------------------


3. PROPOSAL TO APPROVE THE AMENDMENT OF THE 1994 LONG TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

4. PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.








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CHECK HERE FOR ADDRESS CHANGE  [ ]                     NEW ADDRESS:
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         Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



DATED:                , 2001                           -------------------------
       ---------------                                 Signature



PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE                      -------------------------
ENCLOSED ENVELOPE.                                     Signature if held jointly







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